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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the registration of 493,400 shares of Common Stock, $0.01 par value, of EMC Corporation authorized for issuance pursuant to the McDATA 1990 Class A Stock Option Plan and the McDATA 1990 Class B Stock Option Plan of our report dated January 30, 1995, with respect to the consolidated financial statements and schedules of EMC Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1994 filed with the Securities and Exchange Commission.



COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
February 27, 1996